Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2016 RESULTS

AND INCREASES 2016 OUTLOOK

Same-Store RevPAR increases 4.5 percent

Adjusted FFO per share climbs 21.2 percent to $0.32 per share

Common Dividend Increase of 12.8 percent

Austin, Texas, May 3, 2016 --- Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the first quarter 2016.

“We are extremely pleased with the results that our diverse portfolio of premium select-service hotels delivered in the first quarter,” said Dan Hansen, the Company’s President and Chief Executive Officer. “The strength of our portfolio is evidenced by same-store RevPAR growth of 4.5 percent, more than double that of the Smith Travel Research upscale RevPAR growth rate of 2.2 percent,” commented Mr. Hansen.

First Quarter 2016 Highlights

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) grew to $108.08, an increase of 3.8 percent over the same period of 2015. Pro forma average daily rate (“ADR”) grew to $140.97, an increase of 1.5 percent from the same period of 2015. Pro forma occupancy increased by 2.3 percent to 76.7 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA grew to $43.8 million, an increase of 10.3 percent over the same period in 2015.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 112 basis points to 37.5 percent compared to the same period of 2015.

•	Same-Store RevPAR: Same-store RevPAR grew to $106.76, an increase of 4.5 percent over the same period in 2015. Same-store ADR grew to $138.75, an increase of 1.2 percent from the same period of 2015. Same-store occupancy increased by 3.3 percent to 76.9 percent compared to the same period in 2015.

•	Adjusted EBITDA: Adjusted EBITDA increased to $40.9 million from $34.5 million in the same period of 2015, an increase of $6.4 million or 18.6 percent.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased to $28.3 million, or $0.32 per diluted share, which is a per diluted share increase of 21.2 percent compared to the same period in 2015.

•

Net Income: Net income attributable to common stockholders increased to $44.3 million, or $0.51 per diluted share, compared with $6.4 million, or $0.07 per diluted share, in the same period of 2015. Net income attributable to common stockholders includes a $36.8 million pretax gain on the sale of six hotels during the first quarter of 2016.

•

Acquisitions: The Company acquired two hotels containing 386 guestrooms for a total purchase price of $109.0 million. The two hotels acquired had a RevPAR of $128.16 for the year-ended December 31, 2015.

•	Dispositions: The Company sold six hotels containing 707 guestrooms for a total sales price of $108.3 million. The six hotels sold had a RevPAR of $94.49 for the year-ended December 31, 2015.

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The Company’s results for the three months ended March 31, 2016 and 2015 included the following:

	Three months ended March 31,
	2016		2015
	(Unaudited)
	($ in thousands, except per unit and RevPAR data)
Total revenue	$118,082		$107,648
Net income attributable to common stockholders	$44,338		$6,387
EBITDA (1)	$75,927		$33,370
Adjusted EBITDA (1)	$40,913		$34,510
FFO (1)	$25,864		$22,092
Adjusted FFO (1)	$28,279		$23,246
FFO per diluted share and unit (1) (2)	$0.30		$0.25
Adjusted FFO per diluted share and unit (1) (2)	$0.32		$0.27

Pro Forma (3)
RevPAR	$108.08		$104.15
RevPAR growth	3.8%
Hotel EBITDA	$43,813		$39,716
Hotel EBITDA margin	37.5%		36.4%
Hotel EBITDA margin growth	112	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses). See “Non-GAAP Financial Measures” at the end of this release. Non-GAAP financial measures are unaudited.

(2)	Amounts are based on 87,170,000 weighted average diluted common shares and units and 86,875,000 weighted average diluted common shares and units for the three months ended March 31, 2016 and 2015, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 83 hotels owned as of March 31, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2015 for periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

Summit vs. Industry Results (% change) *
For the Three Months Ended March 31, 2016

	Occupancy	ADR	RevPAR

Summit Pro Forma (83)	2.3%	1.5%	3.8%
Summit Same-Store (74)	3.3%	1.2%	4.5%
STR Overall US	(0.5%)	3.2%	2.7%
STR Upscale	(0.9%)	3.2%	2.2%

*Source: Smith Travel Research Monthly Hotel Review, Volume 16, Issue M3

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Acquisitions

Residence Inn Atlanta (Midtown), GA

In mid-January, the Company acquired two hotels for a total purchase price of $109.0 million and entered into management agreements with Interstate Hotels & Resorts for both hotels. The 226-guestroom Courtyard by Marriott® located in Nashville, TN was acquired for $71.0 million. The 160-guestroom Residence Inn by Marriott® located in Atlanta, GA was acquired for $38.0 million. The hotels require minimal near term capital investment and the Company estimates a combined capitalization rate in the range of 8.25 and 8.75 percent based on management’s current estimate of net operating income for the hotels in 2016.

Dispositions

On February 11, 2016, the Company completed the sale of six hotels containing 707 guestrooms to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for an aggregate sales price of $108.3 million. Simultaneous with the sale, the Company entered into a $27.5 million loan agreement with ARCH, and $20.0 million of the loan proceeds were applied by ARCH toward the purchase price of the six hotels. The loan has an initial maturity date of February 11, 2017, and two one-year extension options that may be exercised by ARCH subject to certain conditions. Interest accrues at a rate of 13.0 percent in year one, of which 9.0 percent shall be paid monthly, and the remainder will accrue and is required to be paid at maturity or prior to the exercise of any extension period.

On February 11, 2016, the Company entered into an agreement with ARCH to reinstate the purchase and sale agreement dated June 2, 2015, relating to the sale of ten hotels containing 996 guestrooms for an aggregate purchase price of $89.1 million. As part of the agreement, ARCH made a $7.5 million non-refundable earnest money deposit using a portion of the loan proceeds, and the Company has the right to continue to market and sell the hotels. The closing of the sale is required to occur on or before December 30, 2016.

Capital Investment

The Company invested $9.7 million in capital improvements during the first quarter of 2016. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

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Balance Sheet and Capital Activity

On January 15, 2016, the Company closed on a new $450 million senior unsecured credit facility. The increased credit facility is comprised of a $300 million unsecured revolving line of credit and a $150 million unsecured term loan and replaced the Company’s former $300 million senior unsecured credit facility. The $300 million revolving line of credit matures in March 2020 and can be extended to March 2021 at the Company’s option, subject to certain conditions. The $150 million term loan matures in March 2021. The new credit facility includes a $150 million accordion feature that will allow the Company to request additional lender commitments up to a total of $600 million for the senior unsecured credit facility. As a result of the new credit facility, the Company has less than ten percent of its total debt maturing through 2018.

At March 31, 2016, the Company had the following:

•	Total outstanding debt of $704.1 million with a weighted average interest rate of 3.76 percent.

•	Maximum borrowing capacity of $450.0 million under its senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $205.0 million outstanding and $245.0 million available to borrow.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.2x.

At April 21, 2016, the Company had the following:

•	Total outstanding debt of $693.3 million with a weighted average interest rate of 3.78 percent.

•	Maximum borrowing capacity of $450.0 million under its senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $195.0 million outstanding and $255.0 million available to borrow.

•	Total net debt to trailing twelve month adjusted EBITDA was 4.1x.

Common Dividend Increase

On April 29, 2016, the Company increased its quarterly cash dividend to $0.1325 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The increase represents a 12.8 percent increase over the Company’s previous quarterly common dividend of $0.1175 per share and an annualized yield of 4.6 percent based on the April 29, 2016 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.

•	$0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.

•	$0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable on May 31, 2016, to holders of record as of May 16, 2016.

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2016 Outlook

“We remain encouraged about 2016 as the benefits of premium select-service hotels, limited supply growth in our submarkets, and broad geographic diversification continues to show our differentiated investment strategy,” said Hansen.

The Company is providing its outlook for the second quarter and full year 2016 based on its 83 hotels owned as of May 3, 2016. The Company’s adjusted FFO outlook for the full year 2016 assumes the sale of ten hotels containing 996 guestrooms for an aggregate sales price of $89.1 million with an estimated date of sale of July 1, 2016, and no additional hotel acquisitions.

SECOND QUARTER 2016
($ in thousands, except RevPAR and per unit data)

	Low	High
Pro forma RevPAR (83) (1)	$118.00	$120.00
Pro forma RevPAR growth (83) (1)	5.00%	7.00%
RevPAR (same-store 74) (2)	$114.00	$116.00
RevPAR growth (same-store 74) (2)	5.00%	7.00%
Adjusted FFO	$34,000	$35,800
Adjusted FFO per diluted share and unit (3)	$0.39	$0.41

FULL YEAR 2016
($ in thousands, except RevPAR and per unit data)

	Low	High
Pro forma RevPAR (83) (1)	$110.00	$112.00
Pro forma RevPAR growth (83) (1)	4.00%	5.50%
RevPAR (same-store 74) (2)	$106.50	$108.50
RevPAR growth (same-store 74) (2)	4.00%	5.50%
Adjusted FFO	$114,400	$119,600
Adjusted FFO per diluted share and unit (3)	$1.31	$1.37
Capital improvements	$40,000	$50,000

(1)	Pro forma outlook information includes operating results for 83 hotels owned by the Company as of May 3, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store outlook information includes operating results for 74 hotels that are currently owned by the Company and have been owned since January 1, 2015.

(3)	Assumes weighted average diluted common shares and units outstanding of 87,300,000 for the second quarter and 87,300,000 for the full year of 2016.

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First Quarter 2016 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, May 4, 2016, at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 90289806. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 PM ET on Wednesday, May 11, 2016 by dialing 855-859-2056; conference identification code 90289806. A replay of the conference call will also be available on the Company’s website until August 2, 2016.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the Upscale segment of the lodging industry. As of May 3, 2016, the Company’s portfolio consisted of 83 hotels with a total of 11,099 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

Vice President – Finance

Summit Hotel Properties, Inc.

(512) 538-2325

WA
ME
VT
NH
MN
MT
ND
MA
NY
CT
WI
OR
ID
SD
MI
PA
NJ
WY
NE
IL
IN
OH
DE
MD
IA
UT
CO
WV
VA
KY
NV
KS
MO
TN
NC
CA
OK
AR
SC
MS
GA
AZ
NM
LA
AL
TX
FL
Existing Portfolio (83) 1

(1) Includes all acquisitions and dispositions closed as of May 3, 2016.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Balance Sheets

(Amounts in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Investment in hotel properties, net	$1,434,015	$1,333,407
Land held for development	5,742	5,742
Assets held for sale	86,785	133,138
Investment in real estate loans, net	17,664	12,803
Cash and cash equivalents	33,972	29,326
Restricted cash	24,775	23,073
Trade receivables, net	15,009	9,437
Prepaid expenses and other	6,258	15,281
Deferred charges, net	3,842	3,628
Other assets	9,375	9,559
Total assets	$1,637,437	$1,575,394
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$697,298	$671,536
Accounts payable	3,782	2,947
Accrued expenses and other	43,112	42,174
Derivative financial instruments	2,443	1,811
Total liabilities	746,635	718,468

Total stockholders' equity	886,649	852,711
Non-controlling interests in Operating Partnership	4,153	4,215
Total equity	890,802	856,926
Total liabilities and equity	$1,637,437	$1,575,394

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2016	2015
Revenues:	(Unaudited)
Room	$110,595	$101,425
Other hotel operations revenue	7,487	6,223
Total revenues	118,082	107,648
Expenses:
Hotel operating expenses:
Room	27,269	25,506
Other direct	16,240	15,035
Other indirect	30,629	28,727
Total hotel operating expenses	74,138	69,268
Depreciation and amortization	18,143	15,264
Corporate general and administrative	4,579	4,515
Hotel property acquisition costs	554	-
Total expenses	97,414	89,047
Operating income	20,668	18,601
Other income (expense):
Interest expense	(7,483)	(7,247)
Gain (loss) on disposal of assets, net	36,780	(503)
Other income (expense)	340	239
Total other expense, net	29,637	(7,511)
Income from continuing operations before income taxes	50,305	11,090
Income tax expense	(1,571)	(499)
Net income	48,734	10,591
Less – Income attributable to Operating Partnership	(249)	(57)
Net income attributable to Summit Hotel Properties, Inc.	48,485	10,534
Preferred dividends	(4,147)	(4,147)
Net income attributable to common stockholders	$44,338	$6,387
Earnings per share:
Basic and diluted net income per share	$0.51	$0.07
Weighted average common shares outstanding:
Basic	86,360	85,704
Diluted	87,170	86,875

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Amounts in thousands except per share and unit)

(Unaudited)

	Three months ended March 31,
	2016	2015

Net income	$48,734	$10,591
Preferred dividends	(4,147)	(4,147)
Net income applicable to common shares and units	44,587	6,444

Real estate-related depreciation (1)	18,057	15,145
(Gain) loss on disposal of assets	(36,780)	503
FFO applicable to common shares and units	25,864	22,092
FFO per common share and unit	$0.30	$0.25

Amortization of deferred financing costs	563	398
Amortization of franchise fees (1)	86	119
Equity-based compensation	793	636
Hotel property acquisition costs	554	-
Debt transaction costs	419	-
Loss on derivative instruments	-	1
Adjusted Funds From Operations	$28,279	$23,246
AFFO per common share and unit	$0.32	$0.27

Weighted average diluted common units (2)	87,170	86,875

(1)	The summation of these line items represents depreciation and amortization as reported on the Company’s Consolidated Statements of Operations for the periods presented.

(2)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income to Non-GAAP Measures – EBITDA

(Amounts in thousands)

(Unaudited)

	Three months ended March 31,
	2016	2015
Net income	$48,734	$10,591
Depreciation and amortization	18,143	15,264
Interest expense	7,483	7,247
Interest income	(4)	(231)
Income tax expense	1,571	499
EBITDA	$75,927	$33,370

Equity-based compensation	793	636
Hotel property acquisition costs	554	-
Debt transaction costs	419	-
(Gain) loss on disposal of assets	(36,780)	503
Loss on derivatives	-	1
Adjusted EBITDA	$40,913	$34,510

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma (1) Operational and Statistical Data

(Dollars in thousands, except operating metrics)

(Unaudited)

	Three months ended March 31,
	2016	2015
REVENUE
Room revenue	$109,162	$102,027
Other hotel operations revenue	7,531	7,008
Total revenue	116,693	109,035

EXPENSES
Hotel operating expenses
Rooms	26,807	25,525
Other direct	15,964	15,046
Other indirect	30,109	28,748
Total operating expenses	72,880	69,319
Hotel EBITDA	$43,813	$39,716

	2015			2016
	Q2	Q3	Q4	Q1	TTM Ended March 31, 2016

Room revenue	$112,923	$110,190	$101,074	$109,162	$433,349
Other revenue	7,862	7,623	7,714	7,531	30,730
Total revenue	$120,785	$117,813	$108,788	$116,693	$464,079

Hotel EBITDA	$45,994	$43,763	$37,367	$43,813	$170,937
Hotel EBITDA margin	38.1%	37.1%	34.3%	37.5%	36.8%

Rooms occupied	815,588	810,539	756,523	774,391	3,157,041
Rooms available	1,007,477	1,021,108	1,021,108	1,010,009	4,059,702

Occupancy	81.0%	79.4%	74.1%	76.7%	77.8%
ADR	$138.46	$135.95	$133.60	$140.97	$137.26
RevPAR	$112.08	$107.91	$98.98	$108.08	$106.74

(1)	Pro forma information includes operating results for 83 hotels owned as of March 31, 2016 as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma and Same-Store Data

(Unaudited)

	Three months ended March 31,
	2016	2015
Pro Forma (1) (83 hotels)
Rooms occupied	774,391	734,500
Rooms available	1,010,009	979,625
Occupancy	76.7%	75.0%
ADR	$140.97	$138.91
RevPAR	$108.08	$104.15

Occupancy growth	2.3%
ADR growth	1.5%
RevPAR growth	3.8%

	Three months ended March 31,
	2016	2015
Same-Store (2) (74 hotels)
Rooms occupied	677,138	647,893
Rooms available	880,061	870,095
Occupancy	76.9%	74.5%
ADR	$138.75	$137.14
RevPAR	$106.76	$102.12

Occupancy growth	3.3%
ADR growth	1.2%
RevPAR growth	4.5%

(1)	Pro forma information includes operating results for 83 hotels owned as of March 31, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 74 hotels owned by the Company as of January 1, 2015, and at all times during the three months ended March 31, 2016 and 2015.

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Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. Unless otherwise indicated, we present FFO applicable to our common shares and common units. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. References to FFO are based on the NAREIT-defined measure unless otherwise noted.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity-based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

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EBITDA, Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

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